UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report : January 11, 2011

Botetourt Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-49787	54-1867438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19747 Main Street Buchanan, Virginia		24066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 540-591-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

Amendment to the Dividend Reinvestment and Stock Purchase Plan.

Effective January 10, 2011, the Board of Directors of Botetourt Bankshares, Inc. (the “Company”) approved an amendment of the Dividend Reinvestment and Stock Purchase Plan (the “Plan”). Pursuant to the amended Plan, a participant in the Plan must invest at least 10% of his or her cash dividends in the Plan. Accordingly, anyone opting to elect optional quarterly purchases must also be a participant in the Plan, with 10% of his or her cash dividends invested in the Plan. The Company filed an amended Form S-3 effective January 10, 2011 containing those amendments, which is incorporated by reference in this filing. The purposes of these amendments are to be in compliance with current Internal Revenue Service regulations defining dividend reinvestment plans.

In addition, management of the Company sent the attached notice to all shareholders of the Company informing them of this change and also providing amended dividend record and payment dates as provided below.

Declaration Date	Record Date	Dividend Payable Date
January 26, 2011	February 9, 2011	February 18, 2011
April 27, 2011	May 11, 2011	May 18, 2011
July 27, 2011	August 10, 2011	August 18, 2011
October 26, 2011	November 9, 2011	November 18, 2011

The purpose of the amended dates was both to ensure conformance with recent rules of the Financial Industry Reporting Authority, Inc. and to ensure notice to shareholders and the market. Pursuant to the Plan in effect prior to the amendment, the provisions of the Plan discussed above were effective immediately. The amended Plan is included in this filing as incorporated by reference to the amended Form S-3 filed as of January 11, 2011.

This is a brief summary of the amendment to the Plan and the notice to shareholders. Please refer to the Amendment No. 1 to the Form S-3 filed as of January 11, 2011 and to the letter attached as Exhibit 10.14 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Botetourt Bankshares, Inc.

/s/ H. Watts Steger, III
Chairman & CEO

/s/ Michelle A. Alexander
Date: January 11, 2011	Chief Financial Officer

Exhibit Index

Exhibit Number

10.14	The Amended Dividend Reinvestment and Stock Purchase Plan as filed in Amendment No. 1 to Form S-3 January 11, 2011, incorporated herein by reference.

19	Letter to Shareholders regarding the amended Dividend Reinvestment and Stock Purchase Plan and the record and payment dates for dividends